UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________________________________________________________________________________
FORM 8-K
 _______________________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 17, 2024
 ______________________________________________________________________________________________________________________________
Huntington Bancshares Incorporated
(Exact name of registrant as specified in its charter)
 _______________________________________________________________________________________________________________________________

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant's address: 41 South High Street, Columbus, Ohio 43287
Registrant’s telephone number, including area code: (614) 480-2265
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 _______________________________________________________________________________________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of exchange on which registered
Depositary Shares (each representing a 1/40th interest in a share of 4.500% Series H Non-Cumulative, perpetual preferred stock)	HBANP	NASDAQ
Depositary Shares (each representing a 1/1000th interest in a share of 5.70% Series I Non-Cumulative, perpetual preferred stock)	HBANM	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 6.875% Series J Non-Cumulative, perpetual preferred stock)	HBANL	NASDAQ
Common Stock—Par Value $0.01 per Share	HBAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§24012b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective July 17, 2024, the Board of Directors (the “Board”) of Huntington Bancshares Incorporated, a Maryland corporation (the “Corporation”), amended and restated the Corporation’s Bylaws. The following is a summary of changes effected by the adoption of the amended and restated Bylaws (the “Amended Bylaws”), which is qualified in its entirety by reference to the full text of the Amended Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Article II, Section 2.02 (Number of Directors; Qualification): The Amended Bylaws remove the director retirement age limit provisions from the Bylaws. A director retirement age limit, now 75 years old, remains in the Corporate Governance Guidelines.

Article IX (Exclusive Forum for Securities Law Claims): The Amended Bylaws add a new provision to select the federal district courts of the United States of America as the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Item 8.01 Other Events.
    On July 19, 2024, Huntington Bancshares Incorporated announced that its Board of Directors declared a quarterly cash dividend on the company’s common stock of $0.155 per common share, unchanged from the prior quarter. The common stock cash dividend is payable on October 1, 2024, to shareholders of record on September 17, 2024. In addition, the Board declared quarterly cash dividends on six series of its preferred stock. The Board declared a quarterly cash dividend on its Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (CUSIP#: 446150500) of $20.6574507 per share (equivalent to $0.5164363 per depositary receipt share). The Board declared a quarterly cash dividend on its 5.70% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (CUSIP#: 446150AL8) of $2,157.65 per share (equivalent to $21.5765 per depositary receipt share). The Board declared a quarterly cash dividend on its 5.625% Series F Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (CUSIP#: 446150AT1) of $1,406.25 per share (equivalent to $14.0625 per depositary share). The Board declared a quarterly cash dividend on its 4.450% Series G Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (CUSIP#: 446150AV6) of $1,112.50 per share (equivalent to $11.1250 per depositary share). The Board declared a quarterly cash dividend on its 4.5% Series H Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (Nasdaq: HBANP) of $11.25 per share (equivalent to $0.28125 per depositary share). Finally, the Board declared a quarterly cash dividend on its 6.875% Series J Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (Nasdaq: HBANL) of $17.19 per share (equivalent to $0.42975 per depositary share). All six preferred stock cash dividends are payable October 15, 2024, to their respective shareholders of record on October 1, 2024.
A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.
Exhibit 99.1 – News release of Huntington Bancshares Incorporated, dated July 19, 2024.
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Huntington Bancshares Incorporated, amended and restated Bylaws as of July 17, 2024
Exhibit 99.1	News release of Huntington Bancshares Incorporated, dated July 19, 2024
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date:	July 19, 2024	By:	/s/ Marcy C. Hingst

Marcy C. Hingst
General Counsel